UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

XSPORT GLOBAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Wyoming	80-0873491
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1800 Camden Road, #107-196, Charlotte, NC	28203
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share, of XSport Global, Inc., a Wyoming corporation (the “Registrant”), to be registered hereunder, is contained in the section entitled “Description of Registrant’s Securities” in the Registrant’s Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission on January 8, 2015, as amended, and is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation (as filed as Exhibit 3.1 to the Registration Statement on Form S-1 filed on January 8, 2015)
3.2	Articles of Amendment to Articles of Incorporation (as filed as Exhibit 3.1 to the Current Report on Form 8-K filed on May 29, 2018)
3.3	Bylaws (as filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed on January 8, 2015)
4.1	Specimen Stock Certificate
10.1	Form of Subscription Agreement (as filed as Exhibit 10.2 to the Current Report on Form 8-K filed on September 11, 2017)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

XSPORT GLOBAL, INC.

Date: July 27, 2018	By:	/s/ Robert Finigan, Jr.
Name: Robert Finigan Jr.
Title: Chief Executive Officer